EXHIBIT 21.1


                          SUBSIDIARIES OF IMATION CORP.

                                                  Country or State In      Percentage of
                                                  Which Subsidiary Was       Ownership
                                                  Organized                   (Note 1)
Imation Club of the United States, Inc.           Minnesota                     100
Imation Enterprises Corp.                         Delaware                      100
Imation Funding Corp.                             Delaware                      100
        Imation Greece S.A.                       Greece                        100
Imation Insurance Ltd.                            Bermuda                       100
Imation Publishing Software Corp.                 Delaware                      100
Imation Argentina S.A.C.I.F.I.A.                  Argentina                     100
Imation do Brasil Ltda                            Brazil                        100
Imation Chile S.A.                                Chile                         100
Imation Colombia S.A.                             Colombia                      100
Imation de Costa Rica S.A.                        Cost Rica                     100
Imation Dominicana, S.A.                          Dominican Republic            100
Imation de El Salvador de C.V.                    El Salvador                   100
Imation Ecuador S.A.                              Ecuador                       100
Imation de Guatemala S.A.                         Guatemala                     100
Imation Mexico S.A. de C.V.                       Mexico                        100
Imation Panama, S.A.                              Panama                        100
Imation Peru S.A.                                 Peru                          100
Imation Caribbean Inc.                            Puerto Rico                   100
Imation Venezuela, S.A.                           Venezuela                     100
Imation Canada Inc.                               Canada                        100
Imation (Barbados) Corp.                          Barbados                      100
Imation (Thailand) Ltd.                           Thailand                      100
Imation Asia Pacific Pte Ltd                      Singapore                     100
        Imation ANZ Pty Ltd                       Australia                     100
        Imation (Shanghai) Co. Ltd.               China                         100
        Imation Hong Kong Limited                 Hong Kong                     100
        Imation India Private Limited             India                         100
        Imation Corporation Japan                 Japan                          60*
        Imation Korea, Inc.                       Korea                         100
        Imation (Malaysia) SDN.BHD.               Malaysia                      100
        Imation Singapore Pte. Ltd.               Singapore                     100
        Imation Taiwan Ltd.                       Taiwan                        100
Imation Europe B.V.                               Netherlands                   100
        Imation Imaging and Information
                Systems GmbH                      Austria                       100
        Imation Belgium NV                        Belgium                       100
        Imation Spol. Sr.o.                       Czech Republic                100
        Imation A/S                               Denmark                       100
        Imation France S.A.                       France                        100
        Imation Deutschland GmbH                  Germany                       100
        Imation Hungary "Kft." Ltd.               Hungary                       100
        Imation Finanziaria S.p.A.                Italy                         100
                Imation Ricerche S.p.A.           Italy                         100
                Imation S.p.A.                    Italy                         100

                                                  Country or State In      Percentage of
                                                  Which Subsidiary Was       Ownership
                                                  Organized                   (Note 1)
Imation Europe B.V. (cont)
        Imation International B.V.                Netherlands                   100
        Imation Poland Sp.zo.o.                   Poland                        100
        Imation So. Africa (Proprietary) Ltd.     South Africa                  100
        Imation Iberia, S.A.                      Spain                         100
        Imation Sweden AB                         Sweden                        100
        Imation Middle East FZE                   U.A.E.                        100
        Imation U.K. Limited                      United Kingdom                100
Imation Research Ltd.                             United Kingdom                100

Note 1 - Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

* Japan is a Joint Venture